Exhibit (i)

SEWARD & KISSEL LLP

901 K Street, NW

Washington, DC 20001

Telephone: (202) 737-8833

Facsimile: (202) 737-5184

April 29, 2016

Sequoia Fund, Inc.

9 West 57th Street Suite 5000

New York, New York 10019-2701

Dear Ladies and Gentlemen:

We have acted as counsel to Sequoia Fund, Inc., a Maryland corporation (the “Company”), in connection with the registration of an indefinite number of shares of the Company’s common stock, par value $.10 per share (the “Shares”), under the Securities Act of 1933, as amended (“Securities Act”). The Company is registered as an investment company under the Investment Company Act of 1940, as amended.

As counsel to the Company, we have participated in the preparation of the Post-Effective Amendment No. 70 to the Company’s Registration Statement on Form N-1A relating to the Shares (File Nos. 2-35566 and 811-01976) (as so amended, the “Registration Statement”). We have examined the Charter and By-Laws of the Company and have examined and relied upon such corporate records of the Company and such other documents as we have deemed to be necessary to render the opinion expressed herein.

Based on such examination, we are of the opinion that the Shares to be offered for sale pursuant to the Registration Statement are, to the extent of the number of Shares authorized to be issued by the Company in its Charter, duly authorized and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly issued and will be fully paid and nonassessable under the laws of the State of Maryland.

We do not express an opinion with respect to any laws other than the laws of Maryland applicable to the authorization, valid issuance and nonassessability of shares of common stock of corporations formed pursuant to the provisions of the Maryland General Corporation Law. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or “blue sky” laws of Maryland or any other jurisdiction. Members of this firm are admitted to the bars of the State of New York and the District of Columbia.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm in the Statement of Additional Information included therein.

Very truly yours,

/s/ Seward & Kissel LLP